                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant [X]   Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material under Section 240.14a-12

                           MFN Financial Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total Fee Paid:

        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]  Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

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     4) Date Filed:

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

                           MFN FINANCIAL CORPORATION
                                100 Field Drive
                          Lake Forest, Illinois 60045
                                 847-295-8600

Dear Stockholder:

   Enclosed are the Annual Report to Stockholders and the Proxy Statement in connection with our Annual Meeting of Stockholders to be held on April 25, 2000. Please note that attendance at the meeting will be limited to stockholders of MFN Financial Corporation ("MFN") who bring evidence of ownership of our common stock as of March 3, 2000, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. If your shares are held by a bank or broker, please bring to the meeting your bank or broker statement evidencing your beneficial ownership of MFN stock to gain admission to the meeting.

                                          By Order of the Board of Directors

                                          Mark E. Dapier
                                          Secretary

Lake Forest, Illinois
March 27, 2000

                           MFN FINANCIAL CORPORATION
                                100 Field Drive
                          Lake Forest, Illinois 60045
                                 847-295-8600

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held April 25, 2000

                               ----------------

To the Stockholders of
 MFN Financial Corporation

   Notice is hereby given that the annual meeting of stockholders of MFN FINANCIAL CORPORATION, a Delaware corporation (the "Company"), will be held at the North Shore Hotel Moraine, 700 Sheridan Road, Highwood, Illinois, on Tuesday, April 25, 2000, at 10:00 a.m. local time, for the following purposes:

    1. To elect seven directors of the Company to hold office for the ensuing year.

   2. To consider and vote upon a proposal to approve the MFN Financial Corporation Annual Executive Incentive Bonus Plan.

   3. To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

   The Board of Directors has fixed the close of business on March 3, 2000, as the record date for determination of stockholders entitled to notice of and to vote at the annual meeting of stockholders.

                                          By Order of the Board of Directors

                                          Mark E. Dapier
                                          Secretary

Lake Forest, Illinois
March 27, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                           MFN FINANCIAL CORPORATION
                                100 Field Drive
                          Lake Forest, Illinois 60045
                                 847-295-8600

                               ----------------

                                PROXY STATEMENT

                        Annual Meeting of Stockholders
                                April 25, 2000

                               ----------------

                              VOTING INFORMATION

   This Proxy Statement is being mailed to stockholders of MFN Financial Corporation (the "Company") on or about March 27, 2000 and is furnished in connection with the Board of Directors' solicitation of proxies for the annual meeting of stockholders to be held on April 25, 2000, for the purposes of considering and acting upon the matters specified in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. If the form of proxy which accompanies this Proxy Statement is executed and returned, it may be revoked by the person giving it at any time prior to the voting thereof by written notice to the Secretary, by delivery of a later dated proxy or by requesting to vote in person at the meeting. Without extra compensation, certain directors, officers and employees of the Company may make additional solicitations in person or by telephone or facsimile. Expenses incurred in the solicitation of proxies, including postage, printing and handling, and actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding documents to beneficial owners, will be paid by the Company.

   Each holder of the Company's Common Stock, par value $.01 per share (the "Common Stock") is entitled to one vote per share upon each matter submitted to the vote of stockholders at this annual meeting. For purposes of the meeting, a quorum means a majority of the issued and outstanding shares of Common Stock entitled to vote at the annual meeting. As of the close of business on March 3, 2000, the record date for stockholders entitled to vote at the annual meeting, there were outstanding 10,000,000 shares of Common Stock. In determining whether a quorum exists at the meeting, all shares represented in person or by proxy will be counted. A holder of Common Stock may, with respect to the election of directors, (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space in the proxy. With respect to the proposal regarding the MFN Financial Corporation Annual Executive Incentive Bonus Plan (the "Bonus Plan"), a stockholder may (i) vote for the proposal, (ii) vote against the proposal, or (iii) abstain from voting. Proxies properly executed and received by the Company prior to the meeting and not revoked will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the stockholder, proxies will be voted for the election of all named director nominees, each to hold office until the next annual meeting of stockholders or until his successor is duly elected and qualified and for the approval of the Bonus Plan.

   Proxies relating to "street name" shares that are voted by brokers on one but not both of the matters will be treated as shares present for purposes of determining the presence of a quorum on both matters, but will be treated as shares entitled to vote only as indicated below ("broker non-votes"). The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote is required in the election of directors and the approval of the Bonus Plan. Shares represented by proxies which are marked "abstain" with respect to the Bonus Plan will be treated as shares present and entitled to vote, but will have the same effect as a vote against approval of the Bonus Plan. Withholding authority to vote for a director nominee will in effect count as a vote against the director nominee. Broker non-votes will have no effect in the election of directors or approval of the Bonus Plan.

   The Board of Directors knows of no other matter which may come up for action at the meeting. However, if any other matter properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter.

   Stockholders wishing to include proposals in the Company's proxy statement and form of proxy for the year 2001 annual meeting must submit such proposals so that they are received by the Secretary of the Company at its Lake Forest address by no later than November 27, 2000. Stockholders wishing to present proposals at the annual meeting (but not include them in the proxy statement) are required to notify the Secretary of the Company in writing at the Lake Forest address by no later than January 26, 2001 and no earlier than December 27, 2000.

                          STOCK OWNERSHIP INFORMATION

   The table below sets forth certain information as of March 3, 2000, with respect to each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock based on the Company's review of Schedules 13D and 13G filed with the Securities and Exchange Commission, and the beneficial ownership of the outstanding shares of Common Stock of each director, each current executive officer shown in the Summary Compensation Table and all executive officers and directors as a group. Except as set forth below, the address for such person or group is the Company's Lake Forest office. Unless otherwise noted, each person has sole power to vote and dispose of the Common Stock beneficially owned.

                                                           Number of
                                                             Shares      Percent
                                                          Beneficially     of
Name                                                       Owned (a)      Class
----                                                      ------------   -------
Franklin Mutual Advisers, LLC............................  1,709,451      17.1%
 51 John F. Kennedy Parkway
 Short Hills, NJ 07078
Goldman, Sachs & Co......................................  1,737,509      17.4%
The Goldman Sachs Group, Inc.
 85 Broad Street
 New York, NY 10004
Stephen Feinberg.........................................    870,757(b)    8.7%
 450 Park Avenue
 28th Floor
 New York, New York 10022
Principal Life Insurance Company.........................    940,194       9.4%
Principal Mutual Holding Company
 711 High Street
 Des Moines, IA 50392-0088
Intermarket Corp.........................................  1,868,744(c)   18.7%
 667 Madison Avenue
 New York, New York 10021
Merrill Lynch, Pierce Fenner & Smith Incorporated........  1,240,204      12.4%
 World Financial Center
 North Tower
 250 Vesey Street
 New York, New York 10281
Thomas L. Gooding........................................     15,948(d)      *
Andrew C. Halvorsen......................................     13,542         *
Edward G. Harshfield.....................................    541,666       5.1%
Michael A. Kramer........................................     13,542         *
Martin L. Solomon........................................     13,542         *
Robert Stucker...........................................     13,542         *
George R. Zoffinger......................................     13,542         *
Jeffrey B. Weeden........................................    111,333       1.1%
Mark E. Dapier...........................................     54,167         *
Mark D. Whitham..........................................     27,083         *
All executive officers and directors
 as group (10 persons)...................................    817,457(d)    7.6%

--------
*Less than 1%

(a) Includes shares that may be acquired within 60 days of March 3, 2000, pursuant to stock options as follows:
     Mr. Gooding, 13,542 shares;
     Mr. Halvorsen 13,542 shares;
     Mr. Harshfield, 541,666 shares;
     Mr. Kramer, 13,542 shares;
     Mr. Solomon, 13,542 shares;
     Mr. Stucker, 13,542 shares;
     Mr. Zoffinger, 13,542 shares;
     Mr. Weeden, 108,333 shares;
     Mr. Dapier, 54,167 shares;
     Mr. Whitham, 27,083 shares; and
     all executive officers and directors as a group, 812,501 shares
(b) Includes 158,247 shares of common stock held by Cerberus Partners, L.P., 486,462 shares of common stock held by Cerberus International, Ltd. and 225,948 shares of common stock held by certain private investment funds.
(c) Includes 358,914 shares of common stock held by Fernwood Associates, L.P., 556,440 shares of common stock held by Fernwood Restructurings, Limited and 19,018 shares of common stock held by Fernwood Foundation Fund, L.P.
(d) Includes 1,869 shares that may be acquired by Mr. Gooding within 60 days of March 3, 2000, pursuant to warrants.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires that certain of the Company's directors, officers and stockholders file with the Securities and Exchange Commission an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of such forms received by the Company and written representation from the directors and officers that no other reports were required, the Company is unaware of any instances of noncompliance, or late compliance, with such filings during the year ended December 31, 1999.

                             ELECTION OF DIRECTORS

   At the annual meeting of stockholders, seven directors, constituting the entire Board of Directors of the Company, are to be elected to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Unless otherwise indicated on the proxy form, it is intended that the proxies will be voted for the nominees listed below. It is expected that these nominees will serve, but, if for any unforeseen cause any such nominee should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies unless otherwise indicated on the proxy form.

Nominees

   The following information concerning the nominees has been furnished by the nominees:

                                                                                        First
                                              Principal Occupation                       Year
                                             During Last Five Years                    Elected
        Name          Age                   and Other Directorships                    Director
        ----          ---                   -----------------------                    --------
 Thomas L. Gooding    64   Chairman and Chief Executive Officer of First Community      1999
                           Bank of Hillsboro since 1998. President, Chairman and
                           Chief Executive Officer of BoatMen's National Bank of
                           Central Illinois from 1988-1998.

 Andrew C. Halvorsen  53   Private investor since 1998. Chief Financial Officer and     1999
                           member of Office of the President of Beneficial Corpora-
                           tion, a financial services company, from 1986-1998. Di-
                           rector of Beneficial Corporation from 1984-1998.

 Edward G.            63   Chairman and Chief Executive Officer of the Company since    1999
  Harshfield               March 1999. President and Chief Executive Officer of Cal-
                           ifornia Federal Bank from October 1993 until January 1997
                           and Vice Chairman from January 1997 until January 1999.
                           Director and Chairman, Credit Policy Committee of Cali-
                           fornia Federal Bank. Director and Chairman, Compensation
                           Committee of Cash Technologies Inc.

 Michael A. Kramer    31   Managing Director, Houlihan, Lokey, Howard & Zukin, Inc.,    1999
                           an investment banking firm. Director of Ascent Assurance
                           Corporation.

 Martin L. Solomon    63   Chairman and Chief Executive Officer of American Country     1999
                           Holdings, Inc., a property and casualty insurance compa-
                           ny, since June 1997. Vice Chairman of Great Dane Hold-
                           ings, a manufacturer of truck trailers and metal
                           stampings, a lessor of taxicabs and a property and casu-
                           alty insurance company, from 1985--1996. Private investor
                           since 1990. Also Director of Hexcel Corporation, XTRA
                           Corporation and Telephone and Data Systems, Inc.

 Robert Stucker       55   Partner in the law firm of Vedder, Price, Kaufman &          1999
                           Kammholz, which firm provides legal services to the Com-
                           pany. Director of General Binding Corporation.

 George R. Zoffinger  52   President and Chief Executive Officer of Constellation       1999
                           Capital Corp., a financial services company, since March
                           1998. President and Chief Executive Officer of Value
                           Property Trust, a real estate investment trust, from Oc-
                           tober 1995 to February 1998. Chairman of Core States New
                           Jersey Bank from 1994 through December 1996. Director of
                           New Jersey Resources, Admiralty Bancorp., Commercial Fed-
                           eral Bancorp. and Atlas Steel Corp.

                                 COMPENSATION

   The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the executive officers named below.

                          Summary Compensation Table

                                                                       Long-Term
                              Annual Compensation                     Compensation
                              ----------------------                  ------------
                                                                       Number of
                                                                         Shares
                                                          Other        Underlying
   Name and Principal                                     Annual         Stock        All other
        Position         Year Salary($)    Bonus($)  Compensation ($)  Options(#)  Compensation ($)
   ------------------    ---- ---------    --------- ---------------- ------------ ----------------
Edward G. Harshfield     1999 776, 923(1)    900,000     115,500(3)    1,000,000       737,600(4)
 Chairman of the Board
  and                    1998       --            --          --              --            --
 Chief Executive Officer 1997       --            --          --              --            --

Jeffrey B. Weeden        1999  207,788(2)    200,000          --         250,000        82,666(5)
 President and Chief     1998       --            --          --              --            --
 Operating Officer       1997       --            --          --              --            --

Mark E. Dapier           1999  171,435       170,000          --         125,000         3,200(6)
 Executive Vice
  President,             1998  124,000        40,000          --              --        22,377(7)
 General Counsel and     1997  112,769        40,250          --              --         2,255(6)
 Secretary

Mark D. Whitham          1999   95,000        75,000          --          60,000        35,585(8)
 Chief Accounting
  Officer                1998       --            --          --              --            --
                         1997       --            --          --              --            --

William A. Brandt, Jr.
 (9)                     1999  187,500     1,000,000           0               0             0
 President and           1998  750,000             0           0               0             0
 Chief Executive Officer 1997  750,000             0           0               0             0

--------
(1) Excludes (a) $121,689 paid to Mr. Harshfield during 1998 and $250,000 during 1999 in his role as a consultant prior to his election as Chairman of the Board and Chief Executive Officer. Excludes a $4,000,000 signing bonus for Mr. Harshfield paid to induce Mr. Harshfield to accept employment following the Company's emergence from Chapter 11 reorganization proceedings.
(2) Excludes $46,371 paid to Mr. Weeden in 1999 in his role as a consultant prior to his election as President and Chief Operating Officer.
(3) Represents reimbursement of housing expenses.
(4) Represents a one-time payment to Mr. Harshfield as a result of an adjustment to his employment agreement.
(5) Represents reimbursement for relocation expenses.
(6) Represents Company contributions under the Company's 401(k) plan.
(7) Includes $19,900 for services rendered to the Board of Directors and $2,477 of Company contributions under the Company's 401(k) plan.
(8) Includes $33,462 for reimbursement of relocation expenses and $2,123 of contributions under the Company's 401(k) plan.
(9) Mr. Brandt resigned as President and Chief Executive Officer effective March 23, 1999, the effective date of the Company's emergence from Chapter 11 reorganization proceedings.

   The table below sets forth certain information with respect to stock options granted under the Company's Amended and Restated Stock Option Plan during 1999 to the executive officers named in the Summary Compensation Table.

                     Option/SAR Grants in Last Fiscal Year

                                             Individual Grants
                         -------------------------------------------------------------
                         Number of       % of Total                            Grant
                           Shares         Options                              date
                         Underlying      Granted to   Exercise or             present
                          Options        Employees    Base Price  Expiration   value
                         Granted #     in Fiscal Year  ($/Share)     Date     ($)(1)
                         ----------    -------------- ----------- ---------- ---------
Edward G. Harshfield.... 1,000,000(2)       69.7%       $8.50       3/23/09  5,950,000
Jeffrey B. Weeden.......   200,000(2)       17.4%       $8.50       3/23/09  1,190,000
                            50,000(3)                   $7.875     10/26/09    259,500
Mark E. Dapier..........   100,000(2)        8.7%       $8.50       3/23/09    595,000
                            25,000(3)                   $7.875     10/26/09    129,750
Mark D. Whitham.........    50,000(2)        4.2%       $8.50       3/23/09    297,500
                            10,000(3)                   $7.875     10/26/09     51,900
William A. Brandt, Jr...         0             0            --           --          0

--------
(1) The amounts set forth were calculated using the Black-Scholes option pricing model. Values are calculated assuming risk free rates of return of 5.19% as of March 23, 1999 and 6.42 % as of October 26, 1999, zero dividends, volatility rates of 85.0% as of March 23, 1999 and 75.0 % as of October 26, 1999, and an average term of five years. No adjustment has been made for nontransferability or risk of forfeiture.
(2) One-half of this amount was fully vested on the date of grant; one-quarter of this grant becomes vested in twelve monthly installments beginning with the first anniversary of the grant date; and one quarter of this grant becomes vested in twelve monthly installments beginning with the second anniversary of the grant date.
(3) Vests 1/3 per year beginning the first anniversary of the date of grant.

   No stock options were exercised by the executive officers named in the Summary Compensation Table during 1999. The following table sets forth information with respect to unexercised options held at fiscal year end.

                         Fiscal Year End Option Values

                                    Number of Shares      Value of Unexercisable
                                 Underlying Unexercised   In-the-Money Options at
                               Options at Fiscal Year End   Fiscal Year End ($)
                                    (#) Exercisable/           Exercisable/
         Name                        Unexercisable           Unexercisable (1)
         ----                  -------------------------- -----------------------
      Edward G. Harshfield....      500,000/500,000                $0/0
      Jeffrey B. Weeden.......      100,000/150,000                 0/0
      Mark E. Dapier..........       50,000/75,000                  0/0
      Mark D. Whitham.........       25,000/35,000                  0/0
      William A. Brandt, Jr...            0/0                       0/0

--------
(1) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock at year end multiplied by the applicable number of shares.

Retirement Plan

   The Company has a defined benefit Retirement Plan (the "Retirement Plan") covering eligible employees who are at least 21 years of age and have completed at least 1 year of service. The amount of the Company's annual contribution to the Retirement Plan is determined for the total of all participants covered by such Retirement Plan, and the amount of payment in respect of a specified person is not and cannot readily be separated or individually calculated by the regular actuaries for the Retirement Plan. The remuneration covered by the Retirement Plan ("pension based pay") is the highest average monthly total compensation for any 5 consecutive years out of the employee's last 10 years of employment. The normal retirement benefit at age 65 equals 70% of pension base pay minus 50% of the participant's primary Social Security benefit. This amount is reduced by 1/35th for each year by which the participant has fewer than 35 years of participation in the Retirement Plan. Benefits are also available to participants who terminate employment before age 65 after completing 5 or more years of service or due to total and permanent disability.

   The following table sets forth estimated annual benefits upon retirement, payable on a straight life annuity basis, for employees in the specified pension base pay (shown on an annual basis) and years of participation classifications, and is based upon the assumption that the Retirement Plan will be continued and that the employee will continue with the Company until his normal retirement age of 65:

Number of Years of Participation

Remuneration**          5      10      15      20      25       30       35
--------------       ------- ------- ------- ------- ------- -------- --------
$100,000............ $ 8,930 $17,860 $26,790 $35,720 $44,650 $ 53,580 $ 62,510
$110,000............ $ 9,930 $19,860 $29,790 $39,720 $49,650 $ 59,580 $ 69,510
$120,000............ $10,930 $21,860 $32,790 $43,720 $54,650 $ 65,580 $ 76,510
$130,000............ $11,930 $23,860 $35,790 $47,720 $59,650 $ 71,580 $ 83,510
$140,000............ $12,930 $25,860 $38,790 $51,720 $64,650 $ 77,580 $ 90,510
$150,000............ $13,930 $27,860 $41,790 $55,720 $69,650 $ 83,580 $ 97,510
$160,000............ $14,930 $29,860 $44,790 $59,720 $74,650 $ 89,580 $104,510
$170,000............ $15,930 $31,860 $47,790 $63,720 $79,650 $ 95,580 $111,510
$180,000............ $16,930 $33,860 $50,790 $67,720 $84,650 $101,580 $118,510
$190,000............ $17,930 $35,860 $53,790 $71,720 $89,650 $107,580 $125,510*
$200,000............ $18,930 $37,860 $56,790 $75,720 $94,650 $113,580 $132,510*

--------
* The annual retirement benefits are subject to maximum limitations ($130,000 at December 31, 1999) under the Internal Revenue Code.

**The annual limit on remuneration for purposes of pension plan benefit calculation was $160,000 at December 31, 1999 under the Internal Revenue Code.

The credited years of participation for the individuals named in the above compensation table are as follows: Edward G. Harshfield, 1 year; Jeffrey B. Weeden, 1 year; Mark E. Dapier, 8 years; and Mark D. Whitham, 1 year. Mr. Brandt did not participate in the Plan.

Board of Directors

   The Board of Directors held 4 meetings in 1999. The Personnel and Compensation Committee held 2 meetings and the Audit Committee held 1 meeting. All directors were present for at least 75% of the meetings for which they were in office and the respective committees on which they served. Non-employee directors are paid a fee of $3,000 each fiscal quarter and $1,000 for each Board or committee meeting they attend. Employee directors receive no compensation as such. Except for Mr. Harshfield, each director received an initial grant of options to purchase 25,000 shares at an exercise price of $8.50 per share. One half of the options were immediately vested with the balance vesting pro rata during the second and third years following grant of Common Stock upon becoming a director.

   The Board of Directors has an Audit Committee and a Personnel and Compensation Committee, each currently composed of Thomas L. Gooding, Andrew
C. Halvorsen, Martin L. Solomon and George R. Zoffinger. The Audit Committee reviews the scope and results of the audit by the Company's independent auditors, reviews the Company's procedures for monitoring internal accounting controls and recommends the selection of independent auditors. The Personnel and Compensation Committee makes the determinations with respect to the compensation of the Chairman of the Board and Chief Executive Officer and establishes general compensation policies with respect to all other executive officers of the Company. During 1999, the Board of Directors as a whole, other than Mr. Harshfield, acted as both the Audit Committee and the Personnel and Compensation Committee. The Board currently has no Executive or Nominating Committee.

Employment Contracts and Change of Control Agreements

   The Company entered into an Employment Agreement with Edward G. Harshfield on March 23, 1999 which expires on March 23, 2002, whereby the Company agreed to employ Mr. Harshfield as President and Chief Executive Officer of the Company and to elect Mr. Harshfield as a member and Chairman of the Company's Board of Directors. Mr. Harshfield receives an annual base salary of $1 million and an annual bonus in an amount determined by the Board of Directors or the Personnel and Compensation Committee. Mr. Harshfield's minimum annual bonus for each of the second and third years of Mr. Harshfield's employment will be at least $500,000, subject to achieving certain performance levels agreed to by the Company and Mr. Harshfield. Mr. Harshfield also received a signing bonus of $4 million and options to purchase 1,000,000 shares of the Company's Common Stock, certain of which are subject to a vesting schedule. In the event Mr. Harshfield is terminated by the Company without cause, or Mr. Harshfield terminates the employment agreement for good reason, or if there is a change of control (as defined), Mr. Harshfield is entitled to continuation of his base salary through March 23, 2002, and his unvested options would become fully exercisable. The Company also entered into a change of control agreement with Mr. Harshfield. If Mr. Harshfield's employment is terminated within 24 months of a change of control (as defined) for any reason other than for cause, or by Mr. Harshfield for good reason, Mr. Harshfield is entitled to a lump sum cash amount equal to three times Mr. Harshfield's salary immediately prior to the change in control and a bonus equal to the greater of $500,000 or 100% of Mr. Harshfield's targeted bonus for the year in which the termination occurs. Mr. Harshfield's unvested options would also become fully exercisable on a change of control and certain employee benefits would be continued following termination up to a maximum of three years. Mr. Harshfield would also receive gross-up payments in the event he incurs any excise taxes on receipt of these amounts.

   The Company entered into an Employment Agreement with Jeffrey B. Weeden on March 23, 1999, which expires on March 23, 2002. Mr. Weeden received an initial annual base salary of $250,000, which will be reviewed annually by the Company's Personnel and Compensation Committee. Mr. Weeden is also eligible to receive an annual bonus, subject to a guaranteed bonus of $100,000 for the first year of the agreement. Mr. Weeden received options to purchase 200,000 shares of Common Stock in connection with his employment agreement, certain of which are subject to a vesting schedule. In the event Mr. Weeden is terminated without cause, or Mr. Weeden terminates his employment for good reason, Mr. Weeden is entitled to continuation of his base salary through March 23, 2002, and his unvested options would become fully exercisable.

   The Company entered into an Employment Agreement with Mr. Dapier on March 23, 1999, which expires on March 23, 2002. Mr. Dapier received an initial annual base salary of $150,000, which will be reviewed annually by the Company's Personnel and Compensation Committee. Mr. Dapier is also eligible to receive an annual bonus, subject to a guaranteed bonus of $60,000 for the first year of employment. Mr. Dapier received options to purchase 100,000 shares of Common Stock in connection with his employment agreement, certain of which are subject to a vesting schedule. If Mr. Dapier is terminated without cause, or Mr. Dapier terminates his employment for good reason, then Mr. Dapier is entitled to continuation of his base salary through March 23, 2002, and his unvested stock options would become fully exercisable.

   The Company also entered into change in control agreements with Mr. Weeden, Mr. Dapier and Mr. Whitham. The change of control agreements provide that if the employee's employment is terminated within 24 months of a change of control (as defined) for any reason other than for cause or by the employee for good reason, then the employee is entitled to a lump sum cash amount equal to three times employee's base salary in effect immediately prior to the change of control and a bonus equal to 100% of the employee's targeted bonus for the year in which the termination occurs, and employee's unvested options would become fully exercisable. Certain employee benefits would be continued following termination up to a maximum of three years. The employee would also receive gross-up payments in the event he incurs any excise taxes on receipt of these amounts.

 REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

   The Personnel and Compensation Committee of the Board of Directors is responsible for the Company's executive compensation policies. It annually determines the compensation to be paid to the executive officers of the Company.

Compensation For The Chairman of the Board and Chief Executive Officer

   Mr. Harshfield's three year employment agreement, which includes his initial compensation package, was established during the Company's reorganization proceedings as a result of negotiations between Mr. Harshfield and the Company's prior Board of Directors, with the consent of the Creditors Committee and the approval of the Bankruptcy Court.

Overview and Philosophy

   The objective of the executive compensation program is to provide overall levels of compensation for the executive officers which will both attract and retain superior talent and align the interests of the Company's executive officers with the financial success of the Company. The Committee believes that its task of determining fair and competitive compensation is ultimately subjective.

   The program is composed of base salary, annual bonus, equity based incentives and other benefits generally available to all employees. The program will also consist of the MFN Financial Corporation Annual Executive Incentive Bonus Plan described herein if it is approved by the Company's stockholders. As of December 31, 1999, stock options on 1,435,000 shares of the Company's common stock were outstanding, all of which were granted during the year then ended.

   The Internal Revenue Code limits the ability of the Company to deduct from taxable income compensation paid to any executive officer in excess of $1 million. In the event compensation for any of the Company's executive officers exceeds this $1 million threshold, the Committee will balance the benefits of tax deductibility with its responsibility to hire, retain and motivate executive officers with competitive compensation programs. As a result, the Committee may take actions it deems to be in the best interest of the Company's stockholders, including: (1) providing non-deductible compensation above the $1 million threshold and/or (2) modifying the Company's compensation programs to qualify bonuses or other performance-based compensation to be exempt from the deduction limit.

Base Salary

   The base salary for each executive is intended primarily to be competitive with companies in the industry and geographic area in which the Company competes. In setting these compensation levels, the Committee considered a variety of factors including levels of responsibility as well as the unique abilities and individual experience and performance of each executive officer. In making annual adjustments to base salary, the Committee also considers the individual's performance over a period of time as well as any other information which may be available as to the value of the particular individual's past and prospective future services to the Company. This information includes comments and performance evaluations by the Company's Chairman of the Board and Chief Executive Officer. The Committee considers all such data; it does not prescribe the relative weight to be given to any particular component.

Bonus

   Annual bonuses for the Company's executive officers have been determined by the Committee based on the financial performance of the Company and the progress by the Company in reaching key initiatives established by the Board of Directors, as well as the individual performance of each such officer. Certain executive officers have employment agreements with targeted annual bonus amounts and minimum guaranteed payments. The MFN Financial Corporation Annual Executive Incentive Bonus Plan will replace the past discretionary bonus policy.

Long-term Incentives

   In general, the Committee believes that equity based compensation should form a part of an executive's total compensation package. Stock options are granted to executives because they directly relate the executive's earnings to the stock price appreciation realized by the Company's stockholders over the option period. Stock options also provide executives the opportunity to acquire an ownership interest in the Company. The number of shares covered by each executive's option was determined by factors similar to those considered in establishing base salary.

Other

   Other benefits are generally those available to all other employees in the Company, or a subsidiary, as appropriate. Together with perquisites, these benefits (not including one-time reimbursement for relocation expenses) did not exceed 10% of any executive's combined salary and bonus in 1999.

                                          Personnel and Compensation Committee

                                          Thomas L. Gooding
                                          Andrew C. Halvorsen
                                          Martin L. Solomon
                                          George R. Zoffinger

Performance Graph

   The following performance graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of the Russell 2000 and the SNL Auto Finance indices for the period commencing May 7, 1999, the first date the Company's new common stock began trading, and ending December 31, 1999. On March 10, 1999, the Company's Second Amended Plan of Reorganization (the "Plan") was approved by the United States Bankruptcy Court for the Northern District of Illinois. The Plan was effective March 23, 1999. Under the Plan, the Company's previous senior lenders received 9,500,000 shares (95%) of the new common stock of the Company and the prior stockholders received 500,000 shares (5%) of the Company's new common stock and three series of warrants to purchase new common stock. As such, the performance of the Company's common stock prior to the effective date of the Plan is not meaningful.

                                 [GRAPH CHART]

                                                   Period Ending
                                    --------------------------------------------
Index                               05/07/99 05/31/99 06/30/99 09/30/99 12/31/99
-----                               -------- -------- -------- -------- --------
MFN Financial Corporation..........  100.00   175.00   168.75   141.67   108.33
Russell 2000.......................  100.00   100.68   105.23    98.58   116.76
SNL Auto Finance Index.............  100.00   100.03   103.33   100.40   107.77

--------
(1) The stock price performance shown on the graph above is not necessarily indicative of future price performance.

PROPOSAL TO APPROVE THE MFN FINANCIAL CORPORATION ANNUAL EXECUTIVE INCENTIVE BONUS PLAN

   In the fourth quarter of 1999, the Company retained William M. Mercer, Incorporated ("Mercer") to perform a study of the Company's compensation programs compared to other companies in the same industry. As a result of the recommendations of Mercer, the Company has established the MFN Financial Corporation Annual Executive Incentive Bonus Plan (the "Plan"), to be effective as of January 1, 2000, to replace its past discretionary bonus policy for executives of the Company. The Plan was adopted by the Board of Directors (the "Board") on January 25, 2000, effective as of January 1, 2000, subject to approval by the Company's stockholders at the Annual Meeting. Stockholder approval is sought in order to qualify the Plan under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and thereby permit the Company to deduct for Federal income tax purposes all compensation paid to the eligible executives under the Plan.

   The following is a brief summary of certain features of the Plan and is qualified in its entirety by reference to the full text of the Plan, which is set forth as Appendix A to this Proxy Statement.

   In accordance with the requirements of Code Section 162(m), the Plan is administered by the Personnel and Compensation Committee of the Board (the "Committee"), which is comprised solely of non-employee directors. Only those executives of the Company selected by the Committee, or pursuant to authority delegated to the Chief Executive Officer of the Company by the Committee, are eligible to participate in the Plan. For 2000, a total of 16 executives of the Company have been selected for participation in the Plan. The Committee directly selected Messrs. Harshfield, Weeden, Dapier and Whitham (the "Senior Executives") as participants in the Plan for 2000, and the other 12 participants were selected by Mr. Harshfield, as the Chief Executive Officer of the Company, pursuant to authority delegated to him by the Committee. Mr. Harshfield consulted with the Board of Directors in determining the other 12 participants.

   Under the Plan, each year, as soon as practicable following the Company's development of its operating plan for that year, but not later than March 1 of the year, the Committee will review the operating plan and establish a number of objectively determinable performance measures for the Company for that year ("Objectives"), while the outcome of the operating plan is substantially uncertain. The Objectives will then be the basis on which the amounts of the bonuses payable under the Plan will be determined, except to the extent that, pursuant to authority delegated by the Committee, the Chief Executive Officer and/or the Chief Operating Officer of the Company have established additional or alternative objectively determinable performance measures for participants other than themselves.

   The Objectives are formulated by the Committee in terms of threshold, plan and goal levels of achievement for each of the performance measures used, and each performance measure is then assigned a relative percentage weighting by the Committee. The performance measures for the Objectives must be one, all or a combination of the following: return on equity, earnings per share, credit quality, cost control, systems implementation, loan volume, receivables growth, revenue growth, market share, special projects and net income.

   For 2000, the Committee has established Objectives for four of the performance measures, and achievement as to those Objectives will be the entire basis for determining the amounts of any bonuses payable to the four Senior Executives under the Plan for 2000. These objectives for 2000 are weighted 75% on achieving a net income goal and 25% on strategic initiatives approved by the Committee. For the other 12 participants in the Plan for 2000, additional or alternative objectively determinable performance measures established by the Chief Executive Officer or the Chief Operating Officer of the Company may affect the bonus amounts payable. If, as can be expected to be the case, there are different levels of achievement for different Objectives, the bonuses earned will be based on a weighted blend of achievement levels.

   The Committee may, in future years, change the Objectives and relative weightings as it deems appropriate and consistent with the Company's strategic priorities. In order to preserve the compliance of the Plan with the performance-based compensation requirements of Code Section 162(m), the Committee will not use a performance measure that differs from those specifically identified in the Plan without submitting such measure to the stockholders for approval.

   No bonuses will be earned with respect to any Objective established under the Plan unless at least threshold performance for that Objective has been achieved. The Committee will certify in writing the levels of performance achieved for the year with respect to each of the Objectives established by the Committee and will promptly authorize payment of the amounts of any bonuses earned.

   The maximum annual bonus which can be paid to any individual under the Plan for any year will be limited to two times such individual's annual base salary as of the first day of the year. Therefore, as of January 1, 2000, the maximum annual bonus amounts which would be permitted under the Plan to Messrs. Harshfield, Weeden, Dapier and Whitham would be $2,000,000, $650,000, $400,000 and $280,000, respectively. The aggregate of the maximum annual bonus amounts which would be permitted for the other 12 participants in the Plan for 2000 would be $2,826,400. However, there is no present intention to award a maximum permissible annual bonus to any participant. For example, the maximum bonus amounts which may be earned under the Plan for 2000 by Messrs. Harshfield, Weeden, Dapier and Whitham under the particular Objectives and award levels actually established by the Committee for 2000 will be $1,500,000, $390,000, $200,000 and $98,000, respectively.

   Bonuses earned under the Plan will be paid in cash. In the event of a Plan participant's death, disability or retirement, or termination of the participant's employment by the Company without cause, the participant, or his or her beneficiary or representative, will receive a prorated payout which will be determined by the Committee in its reasonable discretion. Termination of employment for any other reason will result in the forfeiture of any right to a bonus under the Plan for the year in which termination occurs.

   The Plan may be amended by the Board of Directors, but any amendment which would affect the Plan's compliance with Code Section 162(m) will not be effective unless approved by the Company's stockholders. According to its current terms, the Plan will terminate December 31, 2004.

   The benefits to be received by the participating executives for 2000 are not currently determinable. The following table sets forth the benefits that would have been received by those executives for 1999 if the Plan and the bonus opportunity levels established by the Committee for 2000 had been in effect for 1999 and the Objectives for 2000 had been achieved for 1999 at the plan level of performance:

                               New Plan Benefits
                           MFN Financial Corporation
                     Annual Executive Incentive Bonus Plan

                                                                       Dollar
      Name and Position                                                Value
      -----------------                                              ----------
      Edward G. Harshfield,......................................... $1,000,000
       Chief Executive Officer

      Jeffrey B. Weeden,............................................ $  150,000
       Chief Operating Officer

      Mark E. Dapier,............................................... $   87,500
       General Counsel

      Mark D. Whitham,.............................................. $   42,000
       Chief Financial Officer

      Executive Group............................................... $1,279,000

      Non-Executive Director Group..................................          *

      Non-Executive Officer Employee Group.......................... $  395,930

--------
   *Not applicable

Vote Required for Approval

   The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote is required for approval of the Plan. Abstentions will count as votes against the proposal. Broker non-votes will have no effect.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PLAN.

                             FINANCIAL INFORMATION

   The Company has furnished its financial statements to stockholders in its 1999 Annual Report, which accompanies this Proxy Statement. In addition, the Company will promptly provide without charge to any stockholder an additional copy of the 1999 Annual Report, on the request of such stockholder, to the Company's Secretary at MFN Financial Corporation, 100 Field Drive, Lake Forest, Illinois 60045, or by telephone to (847) 295-8600, ext. 129.

                            ACCOUNTING INFORMATION

   Selection of the independent auditors is made by the Board of Directors upon consultation with the Audit Committee. The Company's Independent Public Accountants for the year ended December 31, 1999 were Grant Thornton LLP, which the Company engaged on April 29, 1999. Prior to this engagement, the Company had not consulted with Grant Thornton LLP regarding any of the matters described in Item 304(a)(2) of Regulation S-K during the fiscal years ended December 31, 1997 and 1998, or through the interim period ending April 29, 1999. The Audit Committee will vote upon the selection of auditors for the current fiscal year at a future meeting. Grant Thornton LLP is expected to have representatives at the annual meeting of stockholders who will be available to respond to appropriate questions at that time and have an opportunity to make a statement if they desire to do so.

   On March 23, 1999, Arthur Andersen LLP informed the Company that it had declined to stand for re-appointment as the Company's independent accountant for the 1999 fiscal year. Arthur Andersen LLP indicated that as a result of the confirmation by the United States Bankruptcy Court for the Northern District of Illinois of the Company's Second Amended Plan of Reorganization, the Company was considered by the firm to be a "new client", and the firm was not currently accepting new audit engagements in the sub prime consumer finance industry.

   The audit reports of Arthur Andersen LLP on the financial statements of the Company for each of the Company's last two fiscal years were qualified as to uncertainty regarding the Company's ability to continue as a going concern. More specifically, Arthur Andersen LLP's report relating to the Company's financial statements for the year ended December 31, 1997, noted that (i) the Company had incurred losses in 1997 and 1996 and was continuing to incur losses in 1998, (ii) all of the Company's debt was subject to acceleration or had matured by its terms as a result of the Company's defaults of its various lending agreements, (iii) the Company was a defendant in various litigation arising from the restatement of previously reported financial information for 1995 and interim earnings in 1996, and (iv) such matters raised doubt about the Company's ability to continue as a going concern. Similarly, Arthur Andersen LLP's report relating to the Company's financial statements for the year ended December 31, 1998, noted that (i) the Company had incurred losses in 1996 through 1998 and was continuing to incur losses in 1999, (ii) the continuation of the business after the effective date of the Company's Second Amended Plan of Reorganization was dependent on the Company's ability to achieve sufficient cash flow to meet its restructured debt obligations, and
(iii) such matters raised substantial doubt about the Company's ability to continue as a going concern. The audit reports of Arthur Andersen LLP on the financial statements for the Company's last two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor was either opinion qualified or modified as to audit scope or accounting principles.

   During the two most recent fiscal years of Arthur Andersen LLP's engagement, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report. There have occurred no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K during the Company's two most recent fiscal years.

   The Company requested that Arthur Andersen LLP furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not it agrees with the above statements. Such letter dated March 26, 1999, has been filed as Exhibit 16 to the Company's Current Report on Form 8-K dated March 26, 1999.

                                 OTHER MATTERS

   The Board of Directors knows of no other proposals which may be presented for action at the meeting. However, in accordance with the Company's bylaws, if any other proposal properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter.

                                          By Order of the Board of Directors



                                          Mark E. Dapier
                                          Secretary

March 27, 2000

                                                                     Appendix A

                           MFN FINANCIAL CORPORATION

                     ANNUAL EXECUTIVE INCENTIVE BONUS PLAN

I. Article Establishment, Purpose and Duration

   The MFN Financial Corporation Annual Executive Incentive Bonus Plan (the "Plan") is hereby established by MFN Financial Corporation (the "Company"). The purpose of the Plan is to promote the success and enhance the value of the Company by providing selected executives of the Company with the opportunity to earn additional compensation based upon Company, and in certain cases individual, performance. The Plan and the grant of awards hereunder are expressly conditioned upon the Plan's approval by the stockholders of the Company. The Plan is adopted, subject to stockholder approval, effective as of January 1, 2000, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 7, below, until December 31, 2004.

II. Article Committee

   The Plan shall be administered by a committee, designated by the Board of Directors of the Company (the "Board"), comprised solely of two or more Board members who are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Committee").

III. Article Eligibility

   Only those executives selected by, or pursuant to authority delegated by, the Committee shall be eligible to participate in the Plan. References herein to a "participant" shall refer to only those executives who have been selected for participation in the Plan.

IV. Article Awards

   No later than March 1 of each calendar year, the Committee shall establish threshold, plan and goal Company performance objectives for the calendar year (the "Objectives") based on one or more of the following criteria for the Company's performance: return on equity, earnings per share, credit quality, cost control, systems implementation, loan volume, receivables growth, revenue growth, market share, special projects and net income. The Committee shall also determine at that time the specific bonus amounts which may be earned by the participants upon the Company's attainment of various levels of performance with respect to the Objectives; provided, however, that no bonus shall be earned unless at least threshold performance is achieved with respect to one or more Objectives for the calendar year. However, for participants other than the Chief Executive Officer of the Company (the "CEO") and the Chief Operating Officer of the Company (the "COO"), the Committee may delegate to the CEO (who may further delegate to the COO) (a) the selection of such additional participants, (b) the establishment of threshold, plan and goal levels of performance for the calendar year based on the Objectives for the year and/or on other objectively determinable measures of performance related to the individual participant's responsibilities, (c) the setting of specific bonus amounts which may be earned by those participants upon attainment of various levels of performance, and (d) certification as to the levels of performance achieved with respect to criteria other than the Objectives established by the Committee. All bonus opportunities shall be described as percentages of the base salaries of participants. However, in no event may a participant receive, with respect to any calendar year, payments under the Plan aggregating more than two times such participant's base annual salary as in effect on the first day of such calendar year.

V. Article Payouts

   The Committee shall certify as to the levels of performance achieved with respect to the Objectives established by the Committee for each year and shall authorize prompt payment of the bonuses earned.

VI. Article Termination

   In the event a participant's employment is terminated by reason of death, disability or retirement or by the Company without cause, the participant shall receive a prorated payment, which shall be determined by the Committee in its reasonable discretion, based upon the length of time the participant was included in the Plan during the calendar year then in progress. In the event a participant's employment is terminated for any other reason, all of the participant's rights to an award for the year then in progress shall be forfeited.

VII. Article Amendment

   The Plan may be amended, modified or terminated by the Board, subject to the approval of the stockholders of the Company if required for compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended; provided, however, that no such action may, without the written consent of the participant who is affected, adversely affect the rights of any participant with respect to a bonus opportunity which has previously been awarded by, or pursuant to authority delegated by, the Committee.

VIII. Article Withholding

   The Company shall have the power and the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan.

IX. Article Beneficiaries

   The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary or beneficiaries to whom any amounts payable in the event of the participant's death are to be paid.

X. Article Miscellaneous

   A. Headings. The headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

   B. Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

   C. Successors and Assigns. The Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a participant, and all rights granted to the Company hereunder, shall be binding upon the participant's heirs, legal representatives and successors.

   D. Controlling Law. The Plan and all awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Illinois (other than its law regarding choice of law).

PROXY                                                                      PROXY
                           MFN FINANCIAL CORPORATION
                  100 Field Drive, Lake Forest, Illinois 60045

          This Proxy is Solicited on Behalf of the Board of Directors

  The undersigned hereby appoints Edward G. Harshfield and Jeffrey B. Weeden and Mark E. Dapier, or any of them, as proxies, with full power of substitution, to represent and to vote, as designated below, all of the undersigned's Common Stock in MFN Financial Corporation at the annual meeting of stockholders of MFN Financial Corporation to be held on Tuesday, April 25, 2000, at 10:00 a.m., local time, at the North Shore Hotel Moraine, 700 Sheridan Road, Highwood, Illinois, and at any adjournment thereof, with the same authority as if the undersigned were personally present.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                 (Continued and to be signed on reverse side.)

                           MFN FINANCIAL CORPORATION
     Please mark vote in oval in the following manner using dark ink only.

1.   Election of Directors -
     Thomas L. Gooding, Andrew C. Halvorsen,
     Edward G. Harshfield, Michael A. Kramer,
     Martin L. Solomon, Robert Stucker,
     George R. Zoffinger

          FOR   WITHHOLD    FOR ALL
          ALL      ALL     (EXCEPT*)
         /__/     /__/       /__/

     ---------------------
     *Nominee Exception(s)

2.   Approval of the MFN Financial Corporation
     Annual Executive Incentive Bonus Plan.

          FOR    AGAINST    ABSTAIN
         /__/     /__/       /__/

3. In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

                                         (If the stock is registered in the name
                                         of more than one person, the proxy
                                         should be signed by all named holders.
                                         If signing as attorney, executor,
                                         administrator, trustee, guardian,
                                         corporate official, etc., please give
                                         full title as such.)

                                         ____________________________(Signature)
                                         DATED:___________________________, 2000
                                         ____________________________(Signature)

 PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.